EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports dated February 25, 1999 included or incorporated by reference in Texaco Inc.'s Form 10-K for the year ended December 31, 1998, into the following previously filed Registration Statements:

             1.  Form S-3                File Number 2-37010
             2.  Form S-3                File Number 33-31148
             3.  Form S-8                File Number 2-67125
             4.  Form S-8                File Number 2-76755
             5.  Form S-8                File Number 2-90255
             6.  Form S-8                File Number 33-34043
             7.  Form S-8                File Number 33-45952
             8.  Form S-8                File Number 33-45953
             9.  Form S-3                File Number 33-50553 and 33-50553-01
            10.  Form S-8                File Number 333-11019
            11.  Form S-3                File Number 333-46527 and 333-46527-01
            12.  Form S-3                File Number 333-68217 and 333-68217-01
            13.  Form S-8                File Number 333-73329




                                                            ARTHUR ANDERSEN LLP





New York, N.Y.
March 25, 1999